UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 17, 2006
Date of Report (Date of earliest event reported)
Y-Tel International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-33327	13-4151225

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

806 O'Neal Lane, Baton Rouge, Louisiana	70816

(Address of principal executive offices)	(Zip Code)
(225) 273-1100
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[×]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry Into a Material Definitive Agreement

On July 17, 2006, Registrant entered into an Agreement and Plan of Merger with Sunrise Broadband Group, Inc. (“Sunrise”).  Under the Merger Agreement, Sunrise will merger into and be acquired by Registrant, and Registrant will issue 148,614,110 shares of common stock and warrants to purchase 3,003,700 shares of common stock as consideration for the merger.  Once the merger is effective, the name of the Registrant will be changed to Sunrise Broadband Holdings, Inc., and the office of the Registrant will be moved to the present offices of Sunrise in Broomfield, Colorado.  Management of the two companies will be combined.  The terms of the merger were determined by arms-length negotiations between unrelated parties.  The Board of the Directors of both parties have approved the merger and recommended it to the stockholders for approval, which will be solicited at special meetings to be held following the effectiveness of a S-4 Registration Statement/Proxy Statement.

Item 7.01.       Regulation FD Disclosure

On July 18, 2006, Y-Tel International, Inc. announced the merger agreement.  A copy of the press release is attached as Exhibit 99.1.

This information and Exhibit 99.1 hereto is being furnished, and shall not be deemed to be “filed”, with the SEC.  The information in Exhibit 99.1 shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01.       Financial Exhibits and Exhibits

10.1     Agreement and Plan of Merger by and between Sunrise Broadband Group, inc. and Y-Tel International, Inc.

99.1     Press Release of Y-Tel International, Inc. dated July 18, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-Tel International, Inc.
Date: July 19, 2006	By:	/s/ John Conroy
John Conroy
Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Agreement and Plan of Merger by and between Sunrise Broadband Group, inc. and Y-Tel International, Inc.

99.1	Press Release of Y-Tel International, Inc. dated July 18, 2006.